Exhibit 23(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in a Registration Statement on Form S-8 (File Number 333-126183 filed on June 27, 2005) of our report dated June 10, 2005, on the audit of the financial statements of Worthington Industries, Inc. Retirement Savings Plan For Collectively Bargained Employees for the years ended December 31, 2004 and 2003.

/s/ Meaden & Moore, Ltd.

MEADEN & MOORE, LTD.
Certified Public Accountants

June 28, 2005
Cleveland, Ohio

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